UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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PFSweb, Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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PFSweb, Inc.

505 Millennium Drive

Allen, Texas 75013

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of PFSweb, Inc. (the “Company”), which will be held at Hilton Garden Inn, Allen, Texas, on Wednesday, June 29, 2016 at 10:00 a.m. (local time).

At the Annual Meeting, stockholders will be asked to (i) elect seven directors, (ii) approve an amendment to the Company’s 2005 Employee Stock and Incentive Plan, (iii) approve, on a non-binding, advisory basis, the compensation of the Company’s Named Executive Officers, and (iv) ratify the appointment of BDO USA, LLP as the Company’s independent auditors. Information about these matters is contained in the attached Proxy Statement.

It is important that your shares be represented at the Annual Meeting, regardless of the number you hold. To ensure your representation at the Annual Meeting, you are urged to complete, date, sign and return the enclosed proxy as promptly as possible. A postage-prepaid envelope is enclosed for that purpose. In addition, to ensure your representation at the Annual Meeting, you may vote your shares by (a) calling the toll free telephone number indicated on the proxy card or (b) accessing the special web site indicated on the proxy card, each as more fully explained in the telephone and internet voting instructions. If you attend the Annual Meeting, you may vote in person even if you have previously returned a proxy card. Please note that if you hold your shares of our common stock through your broker, you will not be able to vote in person at the meeting.

I sincerely hope you will be able to attend the Annual Meeting, and I look forward to seeing you on June 29, 2016.

Sincerely,

/s/ Michael Willoughby
Michael Willoughby
Chief Executive Officer

Allen, Texas

June 2, 2016

PFSweb, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 29, 2016

The Annual Meeting of Stockholders of PFSweb, Inc. (the “Company”) will be held on Wednesday, June 29, 2016 at 10:00 a.m. at Hilton Garden Inn, Allen, Texas, for the following purposes:

1.	To elect seven directors;

2.	To approve an amendment to our 2005 Employee Stock and Incentive Plan to increase the number of shares of Common Stock issuable thereunder by 1,000,000 shares;

3.	To approve, on a non-binding, advisory basis, the compensation of the Company’s Named Executive Officers; and

4.	To ratify the appointment of BDO USA, LLP as the Company’s independent auditors for the fiscal year ended December 31, 2016.

The Board of Directors has fixed the close of business on May 13, 2016 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Each stockholder, even though he or she may presently intend to attend the Annual Meeting, is requested to execute and date the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. Any stockholder present at the Annual Meeting may withdraw his or her proxy card and vote in person on each matter properly brought before the Annual Meeting. Stockholders holding shares in street name must obtain a legal proxy from their broker, bank or other holder of record and present it to the inspectors of election with their ballot to be able to vote at the Annual Meeting.

Please sign, date and mail the enclosed proxy in the enclosed envelope promptly, so that your shares of stock may be represented at the meeting.

By Order of the Board of Directors

/s/ Cindy Almond
Cindy Almond
Secretary

Allen, Texas

June 2, 2016

PFSweb, Inc.

505 Millennium Drive

Allen, Texas 75013

(972) 881-2900

PROXY STATEMENT

We are furnishing this Proxy Statement in connection with the solicitation of proxies on behalf of the Board of Directors of PFSweb, Inc. (“PFSweb,” the “Company,” “we,” “us,” or “our”) to be voted at the Annual Meeting of Stockholders to be held at Hilton Garden Inn, Allen, Texas, on Wednesday, June 29, 2016, at 10:00 a.m. and at any and all adjournments thereof. This Proxy Statement, the Notice of Annual Meeting, the accompanying proxy and the Annual Report on Form 10-K are first being mailed to stockholders on or about June 2, 2016.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 29, 2016:

The enclosed proxy statement and 2015 Annual Report on Form 10-K are available at

www.pfsweb.com/investor-relations/proxy-materials.php.

VOTING PROCEDURES

Your vote is very important. You can vote the shares of PFSweb common stock that are held directly in your name and not through your brokerage account at the Annual Meeting if you are present in person or represented by proxy. You may revoke your proxy at any time before the Annual Meeting by delivering written notice to our Secretary, by submitting a proxy bearing a later date or by appearing in person and casting a ballot at the Annual Meeting. If we receive a properly executed proxy before voting at the Annual Meeting is closed, the persons named as the proxy on the proxy card will vote the proxy in accordance with the directions provided on that card. If you do not indicate how your shares are to be voted, your shares will be voted as recommended by the Board. If you wish to give a proxy to someone other than the persons named on the proxy card, you should cross out the names contained on the proxy card and insert the name(s) of the person(s) who hold(s) your proxy. Please note that the person(s) to whom you give your proxy must be present in person at the Annual Meeting to vote your shares.

Who can vote?

Stockholders of record as of the close of business on May 13, 2016, are entitled to vote at the Annual Meeting. On that date, 18,718,924 shares of our common stock were issued, and excluding 33,467 shares of common stock in treasury, 18,685,457 shares of our common stock were outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting. The closing sale price of our common stock as reported on the NASDAQ Capital Market on the record date was $13.31 per share.

How do I vote?

You can vote in person at the Annual Meeting if you are a stockholder of record on the record date. Alternatively, a stockholder who holds shares of our common stock of record and not in “street name” may vote shares by giving a proxy via mail, telephone or the Internet. To vote your proxy by mail, indicate your voting choices, sign and date your proxy and return it in the postage-paid envelope provided. You may vote by telephone or the Internet by following the instructions on your proxy. Your telephone or Internet delivery authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy via the mail.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Proxy Statement, the Notice of Annual Meeting, the accompanying proxy and the Annual Report on Form 10-K have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet. All stockholders of record may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

What shares are represented by the proxy?

The proxy that we are delivering represents all the shares registered in your name with our transfer agent, Computershare Shareowner Services LLC. The proxy that is delivered by your broker, bank or other nominee represents the shares held by you in an account at that institution.

What are “broker non-votes” and why is it important that I submit my voting instructions for shares I hold as a beneficial stockholder?

If a broker or other financial institution holds your shares in its name and you do not provide voting instructions to it, New York Stock Exchange (“NYSE”) rules allow that firm to vote your shares only on routine matters. Proposal No. 4, the ratification of BDO USA LLP as the Company’s independent auditors, is the only routine matter for consideration at the Annual Meeting. For all matters other than Proposal No. 4, you must submit voting instructions to the firm that holds your shares if you want your vote to count at the Annual Meeting. When a firm votes a client’s shares on some but not all of the proposals, the missing votes are referred to as “broker non-votes.”

Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, and abstentions, but not broker non-votes, as to particular proposals will be treated as shares entitled to vote. Broker non-votes are not considered votes for or against a proposal and, therefore, will have no direct impact on any proposal. Concerning the election of directors, you may: (a) vote for all director nominees as a group; (b) withhold authority to vote for all director nominees as a group; or (c) vote for all director nominees as a group except those nominees you identify on the appropriate line.

How are votes counted?

If you return a signed and dated proxy but do not indicate how the shares are to be voted, those shares will be voted as recommended by the Board. A valid proxy also authorizes the individuals named as proxies to vote your shares in their discretion on any other matters which, although not described in the Proxy Statement, are properly presented for action at our Annual Meeting. If you indicate on your proxy that you wish to “abstain” from voting on an item, your shares will not be voted on that item, but will be counted to determine whether there is a quorum present. There is no right to cumulative voting.

How is a quorum established and what vote is required to approve matters presented at the Annual Meeting?

The presence, in person or by proxy, of at least a majority of the shares outstanding on the record date will constitute a quorum. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. If a quorum is not present, the Annual Meeting will be rescheduled for a later date.

The following sets forth the votes required to approve the matters presented at the Annual Meeting:

Item No. 1 (Election of Directors) – Each director nominee must receive the affirmative vote of a majority of the votes cast with respect to such director, which means that the number of shares voted “FOR” that director’s election must exceed the number of shares voted “AGAINST” that director’s election. Shareholders will not be allowed to cumulate their votes in the election of directors. Abstentions and broker non-votes will not be considered as votes cast on this proposal and therefore will not affect the outcome of this proposal.

Item No. 2 (Amendment to 2005 Employee Stock and Incentive Plan) – The proposal to amend the Company’s 2005 Employee Stock and Incentive Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. As a result, abstentions are treated as votes against the proposal, while broker non-votes have no effect.

Item No. 3 (Advisory Vote on Executive Compensation) – The non-binding proposal to approve the compensation of the Company’s Named Executive Officers requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. As a result, abstentions are treated as votes against the proposal, while broker non-votes have no effect.

Item No. 4 (Ratification of Auditors) – The proposal to ratify the selection of BDO USA, LLP as our independent auditors requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. As a result, abstentions are treated as votes against the proposal, while broker non-votes have no effect.

What is the recommendation of the Board of Directors?

The Board of Directors recommends that stockholders vote (i) FOR the nominees of the Board of Directors (Item No. 1), (ii) FOR the amendment to our 2005 Employee Stock and Incentive Plan (Item No. 2), (iii) FOR the non-binding advisory approval of the compensation to our Named Executive Officers (Item No. 3), and (iv) FOR the ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016 (Item No. 4). If you do not indicate how your shares are to be voted, your shares will be voted as recommended by the Board.

Who will tabulate the vote?

Our transfer agent, Computershare Shareowner Services LLC, will tally the vote, which will be certified by an inspector of election who is a PFSweb employee.

Who will bear the expenses of our solicitation? How will we solicit votes?

We will bear our own cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by our directors and officers by personal interview, telephone, facsimile or e-mail. Our directors and officers will not receive additional compensation for this solicitation but may be reimbursed for out-of-pocket expenses incurred in connection with these activities. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of our common stock held of record by these people or institutions, in which case we will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with these forwarding activities. We may retain Computershare Shareowner Services LLC to assist in the solicitation of proxies for an estimated fee of $15,000 plus reimbursement of expenses.

Are there appraisal rights?

Stockholders have no dissenters’ rights of appraisal with respect to any of the matters to be voted upon at the Annual Meeting.

ITEM 1

NOMINEES FOR THE BOARD OF DIRECTORS

The Board presently consists of seven members, David I. Beatson, Monica Luechtefeld, Shinichi Nagakura, James F. Reilly, Benjamin Rosenzweig, Peter J. Stein and Michael C. Willoughby, all of whom have been renominated and recommended by the Board of Directors. If elected, such persons are expected to serve until the Company’s 2017 annual meeting and until their successors are elected and qualified. The shares represented by proxies in the accompanying form will be voted for the election of the nominees unless authority to so vote is withheld. The Board of Directors has no reason to believe that such nominees will not serve if elected, but if any one or more of them should become unavailable to serve as a director, and if the Board designates a substitute nominee or nominees, the person named as proxy will vote for the substitute nominee(s) designated by the Board.

To be elected, a director nominee must receive the affirmative vote of a majority of the votes cast with respect to such director, which means that the number of shares voted “for” that director’s election must exceed the number of shares voted “against” that director’s election. This majority vote standard is in effect because this is an uncontested election of directors (i.e., the number of nominees for director did not exceed the number of directors to be elected as of the record date of the annual meeting). For any contested election, the directors would be elected by a plurality of the votes cast by the shares entitled to vote on the election of directors.

If a director nominee who is serving as a director is not elected at the annual meeting, under our by-laws, as amended, such director must tender his or her resignation to the Board, subject to acceptance by the Board. The Nominating Committee would then make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board, taking into account the recommendation of the Nominating Committee, would determine the appropriate responsive action with respect to the tendered resignation within 90 days and publicly disclose its decision. The director who tenders his or her resignation may not participate in the Board’s decision.

Information regarding the method by which votes will be counted appears above under the heading “Voting Procedures.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE CANDIDATES NOMINATED BY THE BOARD OF DIRECTORS.

The following information, which has been provided by the individuals named, sets forth for each nominee to serve as a member of the Board of Directors, such person’s name, age, principal occupation or employment during at least the past five years, the name of the corporation or other organization, if any, in which such occupation or employment is carried on and the period during which such person has served as a director of the Company. The following information also identifies and describes the key experience, qualifications and skills our directors bring to the Board that are important in light of our business and structure. The directors’ experiences, qualifications and skills that the Board considered in their nomination are included in their individual biographies.

David I. Beatson, age 68, has served as a non-employee Director since November 2000. Mr. Beatson is Chief Executive Officer of Ascent Advisors, LLC a consulting firm he founded in 2000. The firm provides strategic direction to firms in the logistics and supply chain industry as well as merger and acquisition advice for private equity firms investing in the industry. Mr. Beatson is a recognized leader in the field of transportation, logistics and supply chain management having served as Chairman and CEO of several leading companies in the industry. From 2007 until 2012 he was CEO of Globalware Solutions (“GWS”), a global supply chain management solution provider with facilities in North America, Asia and Europe. From July 2003 to April 2005, Mr. Beatson served as Regional CEO North America and Member of the Executive Board of Panalpina, Inc., a leading provider of international air and sea freight forwarding, customs brokerage and third party logistics services. From July 1998 to June 2000, Mr. Beatson served as Chairman, President and CEO of Circle International Group, Inc., a global transportation and logistics company. From 1991 to June 1994, Mr. Beatson served as vice-president of sales and marketing and then from June 1994 until July 1998 as president and CEO of Emery Worldwide, a global transportation and logistics company. Prior to 1991, Mr. Beatson held several management positions in the logistics and transportation industry, including American Airlines and CF Airfreight. Mr. Beatson also currently serves as an industry representative member of the Executive Advisory Committee to the National Industrial Transportation League, to which the Air Freight Association elected him in 1995. He also serves on the board of Descartes Systems

(NASDAQ: DSGX) and two privately held companies. Mr. Beatson received his B.S. degree in Business Administration from The Ohio State University and his M.B.A. from the University of Cincinnati. The Board of Directors believes the characteristics that qualify Mr. Beatson for the Board include his long-term experience in the transportation, logistics and supply chain management industry, leadership experience and judgment and knowledge of the Company’s business.

Monica Luechtefeld, age 67, has served as a non-employee Director of the Company since April 2014. Ms. Luechtefeld, a recognized leader in eCommerce & Internet Retailing, founded her own consultancy firm in 2012 to provide advisory services in eCommerce strategy as well as online marketing and emerging digital media. From 1993 to 2012, Ms. Luechtefeld held various executive roles within Office Depot, Inc., a Fortune 200 company. She was Executive Vice President eCommerce and Direct Marketing and most recently served as Executive Vice President of European eCommerce. Her previous leadership positions included Executive Vice President Supply Chain and Information Technology, as well as marketing, sales and business development roles. Ms. Luechtefeld received her B.S. degree from Mount Saint Mary’s University and her M.B.A. from the University of Notre Dame. She also received an honorary doctorate degree from Mount Saint Mary’s University. The Board of Directors believes the characteristics that qualify Ms. Luechtefeld for the Board include her business and leadership experience and judgment and her broad eCommerce industry knowledge.

Shinichi Nagakura, age 52, was appointed as a non-employee Director of the Company in May 2013 in accordance with the provisions of a Securities Purchase Agreement (the “Purchase Agreement”) between the Company and transcosmos inc. (“TCI”), a leading Japanese business process outsourcing company. Mr. Nagakura has been an officer of TCI and/or its affiliates for the last 15 years, including serving as a Director of TCI since 2006, and has experience in investments, business development and sales/marketing in the US and Japan. Prior to TCI, Mr. Nagakura served for ten years with Recruit Co. Ltd., a leading Japanese publishing and Internet media and marketing services company. Mr. Nagakura also serves on the Board of Directors of Merlin Information Systems, Ltd., an international provider of high quality, personalized IT and customer support solutions, and Become Japan Holdings, Inc., a leader in electronic commerce and online comparison shopping. He graduated from Sophia University, Tokyo, Japan with a B.A. in International Studies in 1986.

James F. Reilly, age 57, has served as a non-employee Director of the Company since its inception in 1999, as lead director from June 2010 to March 2013 and as Chairman since March 2013. Mr. Reilly has been an investment banker since 1983 and is currently the Managing Partner of Stonepine Advisors, LLC, an investment banking firm focused on high growth technology companies. Until June 2010, he was a Senior Advisor to Needham & Company, LLC, a nationally recognized investment banking and asset management firm focused primarily on serving emerging growth industries and their investors. He served in various capacities with Needham & Company, LLC, since January 2004 including Head of West Coast Investment Banking. Previously he was a Managing Director of J.P. Morgan Securities, Inc., an investment banking firm, and a Managing Director in the Technology Group of Warburg Dillon Read, the global investment banking division of UBS AG. From 1983 to 1999, Mr. Reilly was associated with Warburg Dillon Read or one of its predecessor companies and specialized in corporate finance advisory work for a broad range of technology companies. Mr. Reilly is also a director of Equalis, LLC, a privately held provider of commercial support services for open source math. Mr. Reilly received his B.A. degree from Columbia University. The Board of Directors believes the characteristics that qualify Mr. Reilly for the Board and serving as Chairman include his financial and investment background, leadership experience and judgment and knowledge of the Company’s business.

Benjamin Rosenzweig, age 31, was appointed as a non-employee Director of the Company in May 2013 in accordance with the provisions of a settlement agreement (the “Settlement Agreement”) between the Company and Privet Fund, L.P. and its affiliates (“Privet”). Mr. Rosenzweig is currently a partner at Privet Fund Management LLC. Prior to joining Privet in September 2008, Mr. Rosenzweig served as an investment banking analyst in the corporate finance group of Alvarez and Marsal from June 2007 until May 2008, where he completed multiple distressed mergers and acquisitions, restructurings, capital formation transactions and similar financial advisory engagements across several industries. Mr. Rosenzweig is currently a Director of Startek, Inc. (NYSE:SRT), where he serves as chair of the Audit Committee and on the Compensation Committee and Nominating & Governance Committee, and Hardinge, Inc. (NASDAQ: HDNG), where he serves on the Audit Committee. Mr. Rosenzweig also served as a Director of RELM Wireless Corp. (NYSE MKT: RWC) until September 2015. Mr. Rosenzweig graduated magna cum laude from Emory University with a Bachelor of Business Administration degree in Finance and a second major in Economics.

Peter J. Stein, age 46, was appointed as a non-employee Director of the Company in January 2016. Mr. Stein has been the General Manager of the Brand Group at Fullscreen, a next generation media company since January 2016. From July 2013 to December 2014, Mr. Stein was the Global CEO of Razorfish, a global digital agency. From 2009 through July 2013, he was the President of the East Region for Razorfish. Prior to Razorfish, Mr. Stein held various leadership positions for technology and consulting companies, including partner at Scient, managing partner at iXL, director of client services at NetResponse, and a consultant for marketing and technology at KPMG. Mr. Stein received a B.S. degree in Marketing from Lehigh University. The Board of Directors believes the characteristics that qualify Mr. Stein for the Board include his long-term experience in the ecommerce industry, expertise in information technology, leadership experience and judgment.

Michael C. Willoughby, age 52, has served as Chief Executive Officer and a Director since March 2013, as President of PFSweb, Inc. since September 2010 and as Chief Information Officer of the Company from October 2001 until April 2016. Mr. Willoughby has previously served as President of Priority Fulfillment Services, a subsidiary of the Company, from February 2006 to September 2010. From 1999 to 2001, Mr. Willoughby served the Company as Vice President of E-Commerce. Prior to joining the Company, Mr. Willoughby served as President and Chief Executive Officer of Design Technologies, Inc., an e-commerce software development firm from 1994 to 1999. Prior to founding Design Technologies, Inc., Mr. Willoughby served as President and Chief Executive Officer of Integration Services, Inc., an IT consulting services company. Mr. Willoughby received his Bachelor of Business Administration degree in Information Systems from Abilene Christian University. The Board of Directors believes the characteristics that qualify Mr. Willoughby for the Board include his long-term experience in the ecommerce industry, expertise in information technology, leadership experience and judgment and extensive knowledge of the Company’s business.

Executive Officers and Officers

In addition to the individuals named above, the following are the names, ages and positions of the other executive officers and officers of the Company:

Executive Officers

Thomas J. Madden, age 54, has served as Executive Vice President, Chief Financial and Accounting Officer of the Company since its inception in 1999. Mr. Madden previously served as Chief Financial Officer of Daisytek International Corporation (“Daisytek”), former parent corporation of the Company, from 1997 to 2000, as Vice President — Finance, Treasurer and as Chief Accounting Officer of Daisytek from 1994 to 2000 and as Controller of Daisytek from 1992 to 1994. From 1983 to 1992, Mr. Madden served in various capacities with Arthur Andersen & Co., S.C., including financial consulting and audit manager.

Cynthia D. Almond, age 48, has served as Chief Client Officer of the Company since March 2015, Executive Vice President since 2011 and as Secretary of the Company since 2007. Ms. Almond is responsible for developing and implementing a comprehensive view of our clients in order to ensure their needs are met daily, including leading the development of client engagement processes, implementation of global enterprise solutions, product management and marketing. From 2001 to 2011, Ms. Almond served as Vice President – Client Services. From 1999 to 2001, Ms. Almond served as Director of Account Management. From 1991 to 1999, Ms. Almond served in various marketing, product management and sales capacities for Daisytek.

C. Travis Hess, age 44, has served as Executive Vice President of Sales for the Company since February 2015 and is responsible for global sales as well as strategic alliances and partnerships. Mr. Hess has almost 20 years of experience leading sales organizations in multi-channel commerce, digital agency, eBusiness software and enterprise business process outsourcing solutions, including his most recent position as Head of Sales for Loop Commerce from March 2014 to February 2015 and prior to that, EVP of Sales & Corporate Development for Amplifi Commerce from August 2010 to March 2014.

Steven J. Stephan, age 52, has served as Senior Vice President and General Manager of Technology Services since April 2016 and is responsible for strategic operation and leadership of the technology services team. From 2014 to 2016, Mr. Stephan served as Vice President of Technology Services. Mr. Stephan was the Founder and President of REV Solutions, Inc. from 2007 until its acquisition by the Company in 2014. Prior to REV Solutions, Mr. Stephan held various positions at Target Corporation from 1993 to 2007 with the most recent being the Vice President of Target Services India.

Mark Fuentes, age 48, has served as Senior Vice President and Chief Information Officer since April 2016 and is responsible for strategic operations and development of the IT Development, Operations and Client Services functions. Mr. Fuentes served as Vice President of IT from 2008 to 2016. Prior to joining PFSweb, Mr. Fuentes worked for Blockbuster as Director of Systems Development.

Elizabeth E. Johnson, age 41, has served as Senior Vice President and General Manager of Agency Services since April 2016 and is responsible for leading the agency services team that provides the key strategy, design and digital marketing expertise enabling brands to succeed in commerce. Ms. Johnson served as Vice President and General Manager of Agency Services from 2015 to 2016 and Vice President of Agency Services from 2012 to 2015. From 2008 to 2012, Ms. Johnson served as Director of Client Services and held various account management roles from 1999 to 2008.

Zach Thomann, age 34, has served as Senior Vice President and General Manager of Omni-Channel Operations since April 2016 and is responsible for distribution, contact center and operations services provided on behalf of PFSweb’s clients. Mr. Thomann served as Vice President and General Manager of Omni-Channel Operations from January of 2015 to 2016, Vice President of Program Management from 2013 to 2015, Director of Program Management from 2012 to 2013 and held various program management and client implementation roles from 2003 to 2012.

Officer

Gibson T. Dawson, age 50, has served as Vice President – Corporate Controller of the Company since May 2007. From inception to 2007, Mr. Dawson served as Corporate Controller for PFSweb. Prior to joining the Company, Mr. Dawson was controller for a recorded-music distribution company and prior to that spent more than 8 years with KPMG LLP in the assurance services practice.

Meetings and Committees of the Board

The Board of Directors met a total of 9 times during the calendar year ended December 31, 2015. The Board of Directors has determined that, other than Mr. Willoughby, each director is independent within the meaning of applicable Securities and Exchange Commission (“SEC”) rules and NASD listing standards. The independent directors are able to and generally meet in executive session without the Company’s management at each regularly scheduled quarterly Board meeting.

The Board of Directors does not have a policy regarding director attendance at the annual meeting of stockholders, and no current director attended the 2015 annual meeting.

The Board of Directors currently has standing Nominating, Audit and Compensation Committees and recently created a Technology and Cybersecurity Committee.

The Nominating Committee is responsible for identifying and evaluating individuals qualified to become Board members and recommending to the Board candidates to stand for election or re-election as directors. The Committee will consider candidates at the recommendation of existing Board members, Company management, search firms or other consultants, or stockholders. Stockholders wishing to recommend director candidates to the Board may do so by writing to the Committee in care of the Corporate Secretary at the Company’s executive office, 505 Millennium Drive, Allen, TX 75013. At a minimum, director candidates should have demonstrated achievement in their particular field of endeavor, significant business or other management experience that would be of value to the Company, integrity and high ethical standards, good communication and leadership skills, and the ability and willingness to commit adequate time and attention to carry out their Board duties effectively. The Committee will evaluate candidates through background and reference checks, interviews and an analysis of each candidate’s qualifications and attributes in light of the current composition of the Board and the Company’s leadership needs at the time. The Nominating Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, experience and expertise to oversee the Company’s business. During 2015, the Committee retained an outside consultant to assist the Committee in identifying and evaluating additional candidates as possible nominees to the Board of Directors. The current members of the Nominating Committee are Mr. Reilly, Mr. Rosenzweig and Mr. Stein, each of whom has been determined to be independent as discussed above. The Nominating Committee has adopted a charter which is available on the Company’s website at www.pfsweb.com (the contents of the website are not incorporated in this Proxy Statement by reference). The Nominating Committee met three times during the calendar year ended December 31, 2015.

The Audit Committee is established for the purpose of overseeing the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Audit Committee is established to assist the Board in fulfilling its oversight responsibilities by reviewing and reporting to the Board on the integrity of the financial reports and other financial information provided by the Company to its stockholders. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Company’s auditors report directly to the Audit Committee.

The Audit Committee is currently comprised of three directors, Mr. Reilly, Mr. Beatson and Ms. Luechtefeld, each of whom has been determined by the Board of Directors to be independent as discussed above, and is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. The Board of Directors has determined that, based on his relevant experience as described above, Mr. Reilly is qualified as the audit committee financial expert within the meaning of applicable SEC regulations and has the requisite financial sophistication required by the NASD listing standards. The Audit Committee met a total of 13 times during calendar year 2015. The Committee has adopted a written amended and restated audit committee charter setting out the audit-related functions of the Audit Committee, and the Committee reviews and reassesses the adequacy of the charter on an annual basis. A copy of the charter is available on the Company’s website at www.pfsweb.com .

The Compensation Committee approves, or in some cases recommends, to the Board, remuneration and compensation arrangements involving the Company’s executive officers and other key employees. The current members of the Compensation Committee are Messrs. Beatson, Nagakura and Reilly, each of whom has been determined by the Board of Directors to be independent as discussed above. The Compensation Committee also serves as the Committee which administers the Company’s 2005 Employee Stock and Incentive Plan. The Compensation Committee has adopted a charter which is available on the Company’s website at www.pfsweb.com . The Compensation Committee met four times during the calendar year ended December 31, 2015.

The Technology and Cybersecurity Committee was formed in 2016 and is responsible for review and oversight of technology-based issues. The Technology and Cybersecurity Committee is comprised of three directors, Ms. Luechtefeld, Mr. Nagakura and Mr. Stein.

During calendar year 2015, no current director or director nominee attended fewer than 75% of the aggregate of all meetings of the Board and the committees, if any, upon which such director served and which were held during the period of time that such person served on the Board or such committee.

Communicating with the Board of Directors

Stockholders wishing to communicate with one or more Directors or the Board as a whole may do so in a writing addressed to the Director(s) or the Board and sent to the Corporate Secretary, PFSweb, Inc., 505 Millennium Drive, Allen, TX 75013.

Code of Ethics

The Board has approved a code of business conduct and ethics in accordance with rules of the SEC and NASD listing standards applicable to all directors, officers and employees, including the chief executive officer, senior financial officers and the principal accounting officer. The code is intended to provide guidance to directors and management to assure compliance with law and promote ethical behavior. Copies of the Company’s code of business conduct and ethics may be found on the Company’s website at www.pfsweb.com .

Board Leadership Structure

Currently, the Company has separated the roles of Chief Executive Officer and Chairman in order to permit the Chief Executive Officer to focus his efforts in improving the Company’s operations. In addition, to assure effective independent oversight of the Company management, all of the other Board members are currently independent directors who may meet in executive session without management present. Similarly, each committee of the Board is comprised entirely of independent directors. The Company’s Bylaws further permit the appointment of a lead independent director by the other independent directors. The lead director is authorized to prepare the agendas for executive sessions of the independent directors and chair those sessions, facilitate communications between the Chairman and other members of the Board, and act as a liaison to shareholders who request direct communication with the Board. Prior to his being appointed as Chairman, Mr. Reilly served as the lead director.

Risk Management

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks more fully described in our annual and quarterly filings with the SEC, including risks relating to dependence on clients and suppliers, competition, cybersecurity and data breaches, product development, credit and liquidity, acquisitions and foreign expansion and other business risks. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board of Directors, together with its committees, provides company-wide oversight of our management and handling of risk. At meetings of the Board of Directors and its committees, directors receive regular updates from management regarding risk management. Outside of formal meetings, the Board, its committees and individual Board members have regular access to the executive officers of the Company and are often consulted by management in respect of Company operations.

Report of the Audit Committee for the Fiscal Year Ended December 31, 2015

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2015. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee of the Company’s Board of Directors is comprised of three independent directors. During fiscal year 2015, the members of the Audit Committee were Mr. Reilly, Mr. Beatson and Ms. Luechtefeld.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants (“auditors”) are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor these processes. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. The Audit Committee approved the appointment of the Company’s auditors, BDO USA LLP, for the fiscal year ended December 31, 2015.

In fulfilling its oversight responsibility of appointing and reviewing the services performed by the Company’s independent auditors, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent auditor, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit related services. The Audit Committee considered the independent auditors’ provision of non-audit services in 2015 and determined that the provision of those services is compatible with and does not impair the auditors’ independence.

The Audit Committee discussed with the Company’s auditors the scope and plans for the independent audit. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and the auditors the Company’s audited financial statements, including the auditor’s judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee reviewed and discussed with management and the auditors both management’s annual report on internal control over financial reporting and the report of the auditors with respect thereto. The Audit Committee discussed with the auditors the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”), Auditing Standard No. 16, Communications with Audit Committees and the auditors provided to the Audit Committee the written disclosures and the letter required by PCAOB Auditing Standard No. 16.

In addition, the Audit Committee met with the auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the Audit Committee’s discussion with management and the auditors and the Audit Committee’s review of the representations of management and the report of the auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the Securities and Exchange Commission.

David I. Beatson

Monica Luechtefeld

James F. Reilly

EXECUTIVE COMPENSATION

Overview of Compensation Program

The Compensation Committee of the Board is responsible for establishing and implementing our compensation philosophy. The Compensation Committee believes that the total compensation paid to our executive officers should be and is fair, reasonable and competitive. In this section of the Proxy Statement, the individuals who served during our fiscal year ended December 31, 2015 as our Chief Executive Officer and the other executive officers included in the Summary Compensation Table on page 16, are referred to as the “Named Executive Officers.”

Compensation Philosophy and Objectives

The Compensation Committee believes that executive officer compensation be structured to provide competitive base salaries and benefits to attract and retain superior employees and to provide short- and long-term incentive compensation to incentivize executive officers to attain, and to reward executive officers for attaining, established financial and operational goals that are consistent with increasing stockholder value. The Compensation Committee may use cash and stock bonuses and retention based equity awards as key components in the short- and long-term incentive compensation arrangements for executive officers, including the Named Executive Officers.

The Compensation Committee’s goal is to maintain compensation programs that are competitive within our industry and geographic market. Each year, the Compensation Committee reviews the executive compensation program with respect to the external competitiveness of the program, the linkage between executive compensation and the creation of stockholder value, and determines what changes, if any, are appropriate.

In determining the form and amount of compensation payable to Named Executive Officers, the Compensation Committee is guided by the following objectives and principles:

•	Compensation levels should be sufficiently competitive to attract and retain key executives. We aim to ensure that our executive compensation program attracts, motivates and retains high performance talent and rewards them for our achieving and maintaining a competitive position in our industry and geographic market. Total compensation (i.e. maximum achievable compensation) should increase with position and responsibility.

•	Compensation should relate directly to performance and incentive compensation should be a portion of total compensation. We aim to foster a pay-for-performance culture, with the bonus portion of total compensation being “at risk.” Accordingly, any bonus payable as part of total compensation should be tied to and vary with our financial, operational and/or strategic performance.

•	Long-term incentive compensation should align executives’ interests with our stockholders. Awards of equity-based compensation encourage executives to focus on our long-term growth and prospects, and incentivize executives to manage the Company from the perspective of stockholders with a meaningful stake in us, as well as to focus on long-term career orientation.

Our executive compensation program is designed to reward the achievement of goals regarding growth, productivity and profitability, including such goals as:

•	To assist the Company in achieving and surpassing its internal targets and budgets, including financial and operating targets.

•	To recruit, motivate and exhibit leadership that aligns employees’ interests with that of our stockholders.

•	To develop business models and systems that seek out strategic opportunities, which benefit us and our stockholders.

•	To implement a culture of compliance and commitment to operate our business with the highest standards of professional conduct and compliance.

Compensation Committee Practices and Procedures

The Compensation Committee determines and reviews the value and forms of compensation for the Named Executive Officers and other officers based on the Compensation Committee members’ general knowledge and experience, as well as, if appropriate, compensation surveys prepared by third party firms. The Compensation Committee is authorized to retain compensation consultants to assist the Committee in its efforts.

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee meets as often as it deems necessary or appropriate.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all compensation decisions for all executive officers (which includes the Named Executive Officers). The Compensation Committee actively considers, and has the ultimate authority of approving, recommendations made by the Chief Executive Officer regarding all equity awards to our employees.

The Compensation Committee annually reviews the performance of the Chief Executive Officer and determines the total compensation, including base salary, cash or stock bonus and long-term equity compensation, for the Chief Executive Officer. The Chief Executive Officer does not participate in such determination. The Compensation Committee also authorizes and approves an aggregate pool of short term and long term bonus and incentive cash and equity compensation for non-executive officers, with the allocation of such awards (and other compensation related matters) to be made or approved by the Chief Executive Officer.

Setting Executive Compensation

Based on the foregoing compensation philosophy, the Compensation Committee has structured our annual, short- and long-term compensation to motivate executives to achieve the financial performance objectives we set and to incentivize the executives to achieve and exceed, and to reward the executives for achieving and exceeding, such objectives. During fiscal year 2015, the Compensation Committee did not retain the services of any outside consulting firm.

2015 Executive Officer Compensation Components

For the year ended December 31, 2015, the principal components of compensation for Named Executive Officers were:

•	base salary;

•	performance-based incentive compensation, including both short-term cash or stock incentive compensation and long-term equity incentive compensation;

•	retirement and other benefits; and

•	perquisites and other personal benefits.

Base Salary

We provide our Named Executive Officers and other employees with a base salary as a component of compensation for services rendered during the year. Base salary ranges for Named Executive Officers are determined for each executive officer based on various factors considered by the Compensation Committee, including his or her position and level of responsibility and his or her actual performance during the preceding year. Base salaries for each year are typically evaluated annually in the first quarter of such year. Merit-based increases to base salaries for executive officers are based on the Compensation Committee’s assessment of various factors, including the individual’s performance during the preceding year and base salary history and market salary data.

Performance-Based Incentive Compensation

Our 2005 Employee Stock and Incentive Plan, as amended and restated (the “Plan”) provides the Compensation Committee with the flexibility to design cash and stock-based incentive compensation programs to promote performance and the achievement of our goals and objectives by executive officers and other key employees by allowing them to participate in our long-term growth and profitability. The Compensation Committee believes that providing performance-based incentive compensation is necessary to attract and retain superior executive talent and to align the financial interests of executive officers with those of our stockholders. A portion of each executive officer’s potential aggregate compensation is in the form of incentive compensation. There are two types of performance-based incentive compensation used by the Compensation Committee. The first type is short-term incentive compensation in the form of a performance based cash or stock award, which generally is earned upon the achievement of certain individual and/or Company performance goals for the applicable fiscal year. The second type is long-term incentive compensation in the form of grants of performance shares, stock options, restricted stock or restricted stock units, which generally are earned upon the achievement of certain individual and/or Company performance goals for the applicable fiscal year, as well as further vesting conditions such as continued employment, financial performance and/or comparative market performance of the Company’s common stock.

In May 2013, pursuant to the Plan, the Company issued Performance-Based Cash Awards and Performance Share Awards (as such terms are defined in the Plan) to the Company’s then Named Executive Officers and certain senior management (the “2013 Awards”). Under the terms of the 2013 Awards, the determination of the dollar amount of the Performance-Based Cash Awards and the number of Performance Shares which each such individual received was subject to, and calculated by reference to, the achievement by the Company of a performance goal measured by a range of targeted adjusted EBITDA performance for 2013. EBITDA represents earnings (or losses) before interest, income taxes, depreciation, and amortization. Adjusted EBITDA further eliminates the effect of stock-based compensation and acquisition, restructuring and certain other charges.

The dollar amount of the Performance-Based Cash Awards and number of Performance Shares of the 2013 Awards was determined in March 2014 upon completion of the Company’s 2013 annual financial statements. Based upon the achievement of certain targeted adjusted EBITDA goals, the Company paid the following Performance-Based Cash Awards to the Named Executive Officers and the Named Executive Officers received the following number of Performance Shares (subject to the vesting conditions for the unvested shares):

2013 Named Executive Officers	2013 Performance- Based Cash Award	As of December 31, 2015
		2013 Performance Shares
		Vested	Unvested
Michael C. Willoughby	$377,450	156,534	52,178
Thomas J. Madden	246,700	73,047	24,349
Cynthia D. Almond	186,550	54,129	18,043

The number of Performance Shares issued under the 2013 Awards shown in the table above are subject to four year vesting, with the first vesting date being December 31, 2013, based upon continued employment and the comparative performance (on an annual and cumulative basis) of the Company’s common stock on NASDAQ compared to the Russell Micro Cap Index.

In March 2014, pursuant to the Plan, the Company issued Performance-Based Cash Awards and Performance Share Awards to the Company’s Named Executive Officers and certain senior management (the “2014 Awards”). Under the terms of the 2014 Awards, the determination of the dollar amount of the Performance-Based Cash Awards and the number of Performance Shares that each such individual received was subject to, and calculated by reference to, the achievement by the Company of a performance goal measured by a range of targeted adjusted EBITDA performance for 2014. Based on the Company’s 2014 financial performance, no 2014 Awards were paid or issued.

In lieu of the 2014 Awards, in March 2015, pursuant to the Plan, the Company issued the following Other Stock-Based Awards and Restricted Stock Unit Awards (as such terms are defined in the Plan) to the Company’s Named

Executive Officers. The Restricted Stock Unit Awards are subject to three-year vesting beginning in 2015 based upon continued employment, while Other Stock-Based Awards represent the grant of unrestricted shares of the Company’s common stock.

2014 Named Executive Officers	2014 Other Stock-Based Award	As of December 31, 2015
		2014 Restricted Stock Unit Award
		Vested	Unvested
Michael C. Willoughby	5,375	5,375	10,750
Thomas J. Madden	1,750	1,750	3,500
Cynthia D. Almond	1,250	1,250	2,500

In March 2015, pursuant to the Plan, the Company issued Performance-Based Cash Awards, Restricted Stock Units and Performance Share Awards to the Company’s Named Executive Officers and certain senior management (the “2015 Awards”). Under the terms of the 2015 Awards, the determination of the dollar amount of the Performance-Based Cash Awards and the number of Restricted Stock Units and Performance Shares that each such individual received was subject to, and calculated by reference to, the achievement by the Company of a performance goal measured by a range of targeted adjusted EBITDA performance for 2015 as well as for certain of the Restricted Stock Units, individual performance goals, as defined. Based upon the achievement of certain targeted adjusted EBITDA goals, the Company paid the following Performance-Based Cash Awards to the Named Executive Officers and the Named Executive Officers received the following number of Restricted Stock Units and Performance Shares (subject to the vesting conditions for the unvested shares):

2015 Named Executive Officers	2015 Performance- Based Cash Award	As of December 31, 2015
		2015 Performance Shares		2015 Restricted Stock Units
		Vested	Unvested	Vested	Unvested
Michael C. Willoughby	$—	25,023	75,068	47,600	—
Thomas J. Madden	—	11,374	34,122	18,744	—
Cynthia D. Almond	—	8,531	25,591	18,085	—
C. Travis Hess	135,000	2,417	7,251	—	—
Steven J. Stephan	118,750	4,550	13,648	—	—

The number of Performance Shares issued under the 2015 Awards shown in the table above are subject to four year vesting, with the first vesting date being December 31, 2015. Vesting of the Performance Shares is dependent upon meeting specified criteria which varies across the Named Executive Officers and includes continued employment, the achievement of certain Company performance goals for the applicable fiscal year and the comparative performance (on an annual and cumulative basis) of the Company’s common stock on NASDAQ compared to the Russell Micro Cap Index. The Restricted Stock Units were settled in 2016 by the issuance of the number of shares shown above.

Retirement and Other Benefits

Executive officers are eligible to participate in our 401(k) plan and other benefit programs as described below. The Compensation Committee reviews the overall cost to us of these various programs generally on an annual basis or when changes are proposed. The Compensation Committee believes that the benefits provided by these programs have been important factors in attracting and retaining the overall executive officer group, including the Named Executive Officers.

Our 401(k) plan allows for discretionary employer matching funds of the employee contribution. During 2015, the employer match portion was 12%. We do not provide any other tax-qualified deferred compensation plans or programs for our executive officers.

Executive officers also receive the benefit of life insurance policies, which provide coverage up to $0.75 million.

Executive officers are also entitled to participate in the various other group health, term life and similar benefit plans available to all of our employees and on the same terms as such employees.

Perquisites and Other Personal Benefits

We provide Named Executive Officers with perquisites and other personal benefits that we and the Compensation Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that we may not deduct compensation of more than $1 million that is paid to certain individuals, subject to certain exemptions. The Committee has the discretion to authorize compensation which does not meet the requirements of Section 162(m) and may do so to ensure competitive levels of total compensation for the Company’s executive officers.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid or accrued by the Company to the Company’s Chief Executive Officer, Chief Financial Officer and to each of the three most highly compensated executive officers of the Company (the “Named Executive Officers”) for services rendered to the Company during the three fiscal years ended December 31, 2015:

Name and Principle Position	Year	Salary (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Michael C. Willoughby	2015	$461,358	$1,540,316	$—	$28,995	$2,030,669
Chief Executive Officer and	2014	401,607	—	—	26,014	427,621
President	2013	422,985	1,339,398	377,450	27,688	2,167,521
Thomas J. Madden	2015	$319,608	$628,256	$—	$34,589	$982,453
Executive Vice President -	2014	301,223	—	—	51,757	352,980
Chief Financial Officer	2013	343,561	625,050	246,700	44,824	1,260,135
Cynthia D. Almond	2015	$267,709	$519,874	$—	$18,441	$806,024
Executive Vice President -	2014	230,939	—	—	16,194	247,133
Chief Client Officer, Secretary	2013	249,804	463,168	186,550	22,431	921,953
C. Travis Hess	2015	$239,258	$119,170	$135,000	$18,366	$511,794
Executive Vice President -
Sales
Steven J. Stephan	2015	$266,263	$117,117	$138,750	$19,987	$542,117
Senior Vice President -
Technology Services

(1)	Salary represents base salary earnings
(2)	Represents issuance of Performance Share Awards (“Performance Shares”) and Restricted Stock Units (“RSUs” and together with Performance Shares, the “Awards”) under the Company’s 2005 Employee Stock and Incentive Plan, as amended and restated (the “Plan”). RSUs issued in respect of 2014 compensation are subject to three year vesting, while RSUs issued in respect of 2015 compensation were settled by the issuance of shares in 2016. Performance Shares are subject to four year vesting and certain additional criteria, depending upon Award grant, including continued employment, the comparative performance (on an annual and cumulative basis) of the Company’s common stock on NASDAQ as compared to the Russell Micro Cap Index and/or achievement of certain Company performance goals. The amounts reported in this column represent the grant date fair value for these Awards as calculated in accordance with Accounting Standards Codification Topic 718. The assumptions made in calculating the grant date fair value amounts for the Awards are summarized in Note 6 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2015. The amounts in this column do not necessarily correspond to the actual economic value that may be realized by the Named Executive Officers from the Awards.
(3)	Represents performance based cash awards earned for fiscal years 2013 and 2015 under the Plan.
(4)	Represents amounts paid in respect of life insurance premiums, automobile allowance and expenses for the personal use of automobile, Company paid healthcare premiums and, for certain individuals, club dues and memberships.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR END

The following table sets forth the number of unexercised options and equity incentive plan awards for each Named Executive Officer outstanding as of December 31, 2015.

		Option Awards				Stock Awards
Named Executive Officer	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Equity incentive plan awards: Number of unearned shares that have not vested (#) (1)	Equity incentive plan awards: Market or payout value of unearned shares that have not vested (#) (2)
Michael C. Willoughby	5/20/2008	8,723	—	$4.14	5/19/2018	—	$—
	4/19/2010	25,000	—	$4.00	4/18/2020	—	$—
	3/30/2011	50,000	—	$5.00	3/29/2021	—	$—
	5/22/2013	—	—	$—	—	52,178	$671,531
	3/23/2015	—	—	$—	—	10,750	$138,353
	3/31/2015	—	—	$—	—	75,068	$966,125
Thomas J. Madden	5/16/2007	4,255	—	$4.42	5/15/2017	—	$—
	5/20/2008	8,723	—	$4.14	5/19/2018	—	$—
	4/19/2010	45,000	—	$4.00	4/18/2020	—	$—
	3/30/2011	65,000	—	$5.00	3/29/2021	—	$—
	5/22/2013	—	—	$—	—	24,349	$313,372
	3/23/2015	—	—	$—	—	3,500	$45,045
	3/31/2015	—	—	$—	—	34,122	$439,150
Cynthia D. Almond	5/16/2007	4,255	—	$4.42	5/15/2017	—	$—
	5/20/2008	654	—	$4.14	5/19/2018	—	$—
	4/19/2010	37,000	—	$4.00	4/18/2020	—	$—
	3/30/2011	40,000	—	$5.00	3/29/2021	—	$—
	5/22/2013	—	—	$—	—	18,043	$232,213
	3/23/2015	—	—	$—	—	2,500	$32,175
	3/31/2015	—	—	$—	—	25,591	$329,356
C. Travis Hess	3/31/2015	—	—	$—	—	7,251	$93,320
Steven J. Stephan	3/31/2015	—	—	$—	—	13,648	$175,650

(1)	Awards consist of Performance Share Awards (“Performance Shares”) and Restricted Stock Units (“RSUs” and collectively “the Awards”) under the Plan. The RSUs are subject to three year vesting and the Performance Shares are subject to four year vesting and certain additional criteria, depending upon Award grant, including continued employment, the comparative performance (on an annual and cumulative basis) of the Company’s common stock on NASDAQ as compared to the Russell Micro Cap Index and/or achievement of certain Company performance goals.
(2)	Market value is computed by multiplying the number of Performance Share Awards by $12.87, which was the closing price per share of the Company’s common stock on December 31, 2015, on NASDAQ.

The following table summarizes information with respect to equity compensation plans under which equity securities of the registrant are authorized for issuance as of December 31, 2015. For additional information about our equity compensation plans, see note 6 to our financial statements in Item 8 of our 2015 annual report on Form 10-K:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights (2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	2,081,675	$6.69	363,185
Equity compensation plans not approved by shareholders	—		—

EMPLOYMENT, CHANGE OF CONTROL AND TERMINATION ARRANGEMENTS FOR EXECUTIVES

The Company and each of Mr. Willoughby, Mr. Madden and Ms. Almond, have entered into Change in Control and Severance Agreements. Under these agreements, and in consideration of certain commitments of the officer to continue employment, upon the occurrence of a change in control, all unvested options held by the officer immediately vest and become exercisable. During the two year period following a change in control (whenever occurring), if the employment of the officer is terminated (other than for cause, death, disability or retirement), or if there is a material adverse change in the officer’s responsibilities, compensation or benefits to which the officer does not consent, then, in each case, the officer is entitled to receive from the Company (1) all salary and bonus amounts accrued through the date of termination, (2) a severance payment equal to twice the officer’s salary and bonus amount (which is defined as the greater of (i) the highest annual incentive bonus earned by the executive during the last three completed fiscal years or (ii) the executive’s then target bonus, if any) and (3) continuation for two years of all employee benefits (unless otherwise provided by a subsequent employer). If applicable, the officer is also entitled to receive an additional payment to compensate the officer for any additional excise tax liability arising by reason of the receipt of such severance or bonus payment. The agreement terminates upon the voluntary resignation or termination of employment by the officer.

In addition, upon a change in control, all unvested Performance Shares and Restricted Stock Units issued to the Named Executive Officers immediately vest and each recipient is entitled to receive an additional payment to compensate the officer for any additional excise tax liability arising by reason of the receipt of such shares.

The Company and each of Mr. Willoughby and Mr. Madden have also entered into Executive Severance Agreements. Under these agreements, and in consideration for, among other things, the agreement by the executive to be bound by a restrictive covenant, in the event of the termination of the employment of the executive other than for cause (including termination following a reduction in the executive’s base salary unless such reduction is part of, and proportionate with, a general reduction in officer compensation), the executive is entitled to a severance payment, based on the executive’s years of service, up to a maximum of twice the executive’s salary and the bonus, if any, that the executive would have received for such fiscal year (based upon the executive’s targeted bonus amount and the Company’s actual results for such fiscal year), payable in monthly installments over a period not to exceed two years (based on the executive’s years of service). In addition, in the event of termination without cause, the executive is entitled during the severance period to a continuation of benefits and to the accelerated vesting of all options then held by the executive, and the executive is considered a continuing employee of the Company for all purposes for which the executive’s status as an employee of the Company would entitle the executive to some benefit, including the vesting of Performance Shares and Restricted Stock Units. The severance payment and benefits are reduced by any compensation or benefits received by the executive from any subsequent employer.

Effective as of December 31, 2008, the Company and Mr. Willoughby and Mr. Madden entered into an amendment to the existing Executive Severance Agreements and Change in Control Severance Agreements between the Company and such persons. The primary purpose of such amendment was to modify such agreements so that they conform to

Section 409A of the Internal Revenue Code. In addition, the amendment to the Executive Severance Agreement modified the calculation of the severance amount thereunder so that it is based on the highest annual rate of base salary during the 12-month period immediately prior to the qualifying termination.

The Company and each of Mr. Hess and Mr. Stephan have entered into Severance, Nondisclosure, Nonsolicitation and Noncompete Agreements pursuant to which, and in consideration for, among other things, the agreement of the named individual to be bound by a restrictive covenant, in the event of the termination of employment other than for cause, the aforesaid Named Executive Officers are entitled to a severance payment equal to nine months of base salary, payable in monthly installments, and a continuation of benefits during such period.

The Company and Mr. Stephan have entered into an at will Employment Agreement under which Mr. Stephan is entitled to receive a base salary, determined on an annual basis, and to participate in the Company’s equity and incentive plans.

Effective June 2, 2016, the Company and Ms. Almond entered into an Executive Severance Agreement under which, and in consideration for, among other things, the agreement by Ms. Almond to be bound by a restrictive covenant, in the event of the termination of her employment other than for cause (including termination following a reduction in the executive’s base salary unless such reduction is part of, and proportionate with, a general reduction in officer compensation), Ms. Almond is entitled to a severance payment equal to twice the sum of her then current salary and a bonus amount equal to the greater of the midpoint short term incentive bonus for the then current year or the prior year actual short term inventive bonus, payable in 24 monthly installments. In addition, in the event of termination without cause, the executive is entitled during the severance period to a continuation of benefits and to the accelerated vesting of all options then held by the executive, and the executive is considered a continuing employee of the Company for all purposes for which the executive’s status as an employee of the Company would entitle the executive to some benefit, including the vesting of Performance Shares and Restricted Stock Units.

2015 DIRECTOR COMPENSATION

The following table sets forth the compensation earned by non-employee Directors for their service on the Board of Directors and its committees, as applicable, during the year ended December 31, 2015:

Named Executive Officer	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total
David I. Beatson (1)	$—	$100,000	$—	$100,000
Monica Luechtefeld (2)	—	100,000	—	$100,000
James F. Reilly (3)	—	100,000	—	$100,000
Benjamin Rosenzweig (4)	—	100,000	—	$100,000

(1)	Mr. Beatson had 84,893 options and 18,679 deferred stock units outstanding as of December 31, 2015.
(2)	Ms. Luechtefeld had 30,000 options and 15,904 deferred stock units outstanding as of December 31, 2015.
(3)	Mr. Reilly had 84,893 options and 18,679 deferred stock units outstanding as of December 31, 2015.
(4)	Mr. Rosenzweig had 40,000 options and 18,679 deferred stock units outstanding as of December 31, 2015.

For 2015, each non-employee Director received a quarterly retainer (“Retainer”) of $25,000. Each quarterly Retainer is effected through the issuance of a Deferred Stock Unit (a “DSU”) under the Plan. The DSU represents the right to receive a number of shares of Common Stock equal to the Retainer divided by the closing price of the Common Stock immediately preceding the DSU grant date. Shares are not issuable under the DSU until the Director no longer serves on the Board.

Directors who are also employees of the Company or any of its subsidiaries receive no remuneration for serving as directors or Committee members.

Mr. Nagakura is eligible to participate in the Company’s compensation programs for non-employee Directors. As the representative of TCI, however, under TCI’s current policy, Mr. Nagakura is not permitted to receive remuneration for serving as a director of the Company. Accordingly, Mr. Nagakura received no compensation as a Director during 2015.

Compensation Committee Interlocks and Insider Participation

During 2015, Mr. Reilly, Mr. Nagakura and Mr. Beatson served on the Compensation Committee. None of the members of the Compensation Committee has had a relationship with the Company or any subsidiary other than as a director or stockholder. No executive officer of the Company served or serves on the Compensation Committee or board of any company that employed or employs any member of Company’s Compensation Committee or Board of Directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of April 24, 2016, certain information regarding the beneficial ownership of the Company’s Common Stock by (i) each person who is known to the Company to beneficially own more than 5% of the Common Stock, (ii) each of the Directors and Named Executive Officers of the Company individually and (iii) the Directors and executive officers of the Company as a group. The information contained in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, as such, also includes shares acquirable within 60 days. Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares owned of record by them.

Name and Address of Beneficial Owner	Number of Shares	Percent (1)
transcosmos, inc. (2) 21-25-18 Shibuya, Shibuya-ku Tokyo 150-8530 Japan	3,678,779	19.8%
Wellington Management Company, LLP (3) 280 Congress Street, Boston, MA 02210	1,838,000	9.9%
G2 Investment Partners Management LLC (4) One Rockefeller Plaza, 23rd Floor, New York, New York 10020	1,713,689	9.2%
Austin W. Marxe and David M. Greenhouse (5) 527 Madison Avenue, Suite 2600, New York, New York 10022	1,702,446	9.2%
Renaissance Technologies Holding Corporation (6) 800 third Avenue, New York, New York 10020	1,029,839	5.6%
Thomas J. Madden (7)	259,920	1.4%
Michael C. Willoughby (7)	218,652	1.2%
Cindy Almond (7)	120,329	*
James F. Reilly (7)	117,421	*
David I. Beatson (7)	104,421	*
Benjamin Rosenzweig (7)	52,528	*
Monica Luechtefeld (7)	39,753	*
Steven J. Stephan (7)	31,597	*
C. Travis Hess (7)	3,908	*
Peter J. Stein (7)	3,849	*
Shinichi Nagakura (7)	—	*
All directors and executive officers as a group (14 persons) (8)	995,971	5.2%

*	Represents less than 1%
(1)	This table is based on 18,560,791 shares of Common Stock outstanding on April 24, 2016.
(2)	Based on a March 25, 2014 Form SC 13 D filing by transcosmos, inc.
(3)	Based on a March 10, 2016 Form SC 13 G filing by Wellington Management Company, LLP.
(4)	Based on a February 16, 2016 Form SC 13 G/A filing by G2 Investment Partners Management LLC.
(5)	Based on a February 10, 2016 Form 13 G/A filing by AWM Investment Company, Inc.
(6)	Based on a February 11, 2016 Form SC 13 G filing by Renaissance Technologies Holding Corporation.
(7)	Includes the following shares issuable under outstanding vested options and deferred stock units: Michael C. Willoughby – 50,000; Thomas J. Madden – 122,978; Cynthia D. Almond – 61,909; James F. Reilly – 95,293; David I. Beatson – 95,293; Benjamin Rosenzweig – 52,528; Monica Luechtefeld – 39,753 and Peter J. Stein – 3,849.
(8)	Includes 534,520 shares of Common Stock issuable under outstanding vested options and deferred stock units.

ITEM 2

APPROVAL OF AMENDMENT TO THE

2005 EMPLOYEE STOCK AND INCENTIVE PLAN

At the Annual Meeting, stockholders are being asked to approve an amendment to the 2005 Employee Stock and Incentive Plan (as herein amended, the “Plan”) to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares as described below. A copy of the Plan, as so amended, is attached to this proxy Statement as Appendix A.

General Information

The Company established the Plan in 1999 to promote the interests of the Company and its stockholders by using investment interests in the Company to attract, motivate and retain highly qualified key personnel, encourage equity ownership among this group, and enhance a mutuality of interest with stockholders in improving the long-term performance of the Company and the value of the Company’s Common Stock. The Plan was last amended and restated in 2014. On May 13, 2016, the closing price of the Company’s Common Stock was $13.31.

The Company currently maintains the Plan under which, as of May 20, 2016, the Company has issued and outstanding (i)1,191,695 unexercised stock options to employees, directors and others with a weighted average exercise price of $7.37 per share, (ii) 343,741 unvested Performance Shares (as defined under the Plan) whose vesting is subject to satisfaction of various vesting conditions over the next one to three years, including the continued employment of the holders thereof and the comparative performance (on an annual and cumulative basis) of the Company’s common stock on NASDAQ compared to the Russell Micro Cap Index and/or the achievement by the Company of future performance goals, (iii) Performance Awards (as defined in the Plan) under which an aggregate maximum of approximately 282,300 Performance Shares and 91,300 Restricted Stock Units (as defined in the Plan) may be issued, subject to the achievement by the Company of a designated range of financial performance based upon the Company’s adjusted EBITDA for the 2016 fiscal year (and, for certain of such Performance Awards, the achievement by the holder thereof of certain individual performance goals) (which Performance Shares, if issued, will be subject to various future four year vesting conditions, commencing with 2016, including continued employment and, for certain Performance Shares, either the achievement by the Company of future financial goals or the comparative performance (on an annual and cumulative basis) of the Company’s common stock on NASDAQ compared to the Russell Micro Cap Index), (iv) 26,774 unvested Restricted Stock Units subject to vesting over the next two years, and (v) 91,186 Deferred Stock Units (as defined in the Plan) held by the non-employee members of our Board of Directors under which the underlying shares will be issued upon the termination of service of the holder.

If the stockholders approve the proposed amendment to the Plan, the number of shares of common stock available for future equity grants to its employees, officers, directors and consultants will be increased by 1,000,000 shares to 1,729,509 shares, plus the number of unissued shares under awards issued and outstanding as of May 20, 2016 which are thereafter canceled, terminated, expired, forfeited or lapse for any reason, provided, however, that, for purposes of computing how many shares of common stock remain available for awards under the Plan, each share of common stock that is granted in an award under the Plan in a form other than an option or a stock appreciation right (a “Full-Value Award”) will be counted against as 1.22 shares. As of December 31, 2015, approximately 2,100 of the Company’s employees, officers, directors and consultants, representing substantially all of the Company’s full-time employees were eligible to participate in the Plan.

The Company’s Board of Directors has approved the amendment to the Plan described above, subject to stockholder approval. The Board of Directors adopted the amendment to the Plan because it believes that:

•	Additional shares for awards under the Plan are necessary to attract and retain qualified employees and executives; and

•	Additional shares for awards under the Plan are needed to further the goal of motivating existing personnel and providing long-term equity incentives which is an integral component of the Company’s compensation policy.

Description of the Plan

A summary of the Plan, as amended by the amendment described above, is set forth below. This summary is qualified in its entirety by the full text of the Plan, as amended and restated, which is attached to this proxy statement as Appendix A.

Purpose. The purpose of the Plan is to focus management and employees on business performance that creates stockholder value, encourage innovative approaches to the business of the Company, reward for results, and encourage ownership of Company common stock by management and employees.

Permissible Awards. The Plan authorizes the granting of awards in any of the following forms:

•	market-priced options to purchase shares of common stock, which may be non-statutory stock options or incentive stock options under the Internal Revenue Code (the “Code”);

•	stock appreciation rights, which give the holder the right to receive, in cash or stock, the difference between the fair market value per share of common stock on the date of exercise over the fair market value per share of common stock on the date of grant;

•	restricted stock, which is a grant of shares that are subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;

•	restricted stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property) in the future, based upon the attainment of stated vesting or performance criteria;

•	deferred stock units, which represent the vested right to receive shares of common stock (or an equivalent value in cash or other property) in the future;

•	performance awards, which are payable in cash or stock upon the attainment of specified performance goals;

•	dividend and interest equivalents, which entitle the participant to payments (or an equivalent value payable in stock or other property) equal to, in the case of dividend equivalents, any dividends paid on the shares of stock underlying an award, or, in the case of interest equivalents, a stated rate of return on the value of an outstanding award;

•	other stock-based awards in the discretion of the Compensation Committee, including unrestricted stock grants; and

•	cash awards.

Shares Available for Awards. Under the Plan, and subject to stockholder approval of the amendment described herein, a total of 1,729,509 shares of common stock are authorized for the future grant of awards under the Plan, which shares will be in a “fungible pool” with shares subject to Full-Value Awards counted against this limit as 1.22 shares, and any shares subject to any other type of award to be counted against this limit as one share for every one share granted.

Any shares of common stock related to awards under the Plan which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, will be available again for grant under the Plan, provided, however, that the following shares of common stock may not again be made available for issuance as awards under the Plan: (i) shares of common stock not issued or delivered as a result of the net settlement of an outstanding stock appreciation right or option, (ii) shares of common stock used to pay the exercise price or withholding taxes related to an outstanding award, or (iii) shares of common stock repurchased on the open market with the proceeds of the option exercise price.

Limitations on Awards. The maximum number of shares of common stock that may be covered by options and stock appreciation rights granted under the Plan to any one employee during any one calendar year is 250,000. The maximum aggregate grant with respect to awards of restricted stock, restricted stock units, deferred stock units, performance shares or other stock-based awards under the Plan (other than options or SARs) that may be granted to any one employee during any one calendar year is 250,000. The aggregate maximum dollar value of any performance-based cash award or other cash-based award that may be paid to any one employee during any one calendar year under the Plan is $2,500,000.

Administration. The Plan is administered by the Compensation Committee. The Compensation Committee has the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the Plan; and make all other decisions and determinations that may be required under the Plan. The Board of Directors may at any time administer the Plan. If it does so, it will have all the powers of the Compensation Committee under the Plan.

Performance Goals. All options and stock appreciation rights granted under the Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Compensation Committee may designate any other award granted under the Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of a division, business unit, affiliate, department or function within the Company or an affiliate or any combination thereof: revenue; sales; profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures); earnings (EBIT, EBITDA, Adjusted EBITDA, earnings per share, or other corporate earnings measures); net income (before or after taxes, operating income or other income measures); cash (cash flow, cash generation or other cash measures); stock price or performance; total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price); return measures (including, but not limited to, return on assets, capital, equity, or sales, and cash flow return on assets, capital, equity, or sales); market share; improvements in capital structure; expenses (expense management, expense ratio, expense efficiency ratios or other expense measures); business expansion or consolidation (acquisitions and divestitures); internal rate of return or increase in net present value; working capital targets relating to inventory and/or accounts receivable; or planning accuracy (as measured by comparing planned results to actual results).

The Compensation Committee must establish such goals within the first quarter of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the Compensation Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal.

Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by an employee other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order. Notwithstanding the foregoing, the Compensation Committee may, but need not, permit other transfers where it concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any option intended to be an incentive stock option to fail to qualify as such, and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including, without limitation, state or federal tax or securities laws applicable to transferable awards. An employee may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the employee and to receive any distribution with respect to any award upon the employee’s death. Notwithstanding the foregoing, no right or interest of a participant in any unexercised or restricted award may be transferred or assigned for consideration.

Acceleration Upon Certain Events. Unless otherwise provided in an award certificate or other employee agreement, if an employee’s service terminates by reason of death, disability or retirement after age 65, all of such employee’s outstanding options, stock appreciation rights and other awards that may be exercised will become fully exercisable, all time-based vesting restrictions on his or her outstanding awards will lapse, and the target payout opportunities attainable under such employee’s outstanding performance-based equity awards will be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level and there will be a pro rata payout in cash or equity, as appropriate, to the employee or his or her estate within thirty (30) days following the date of termination based upon the length of time within the performance period that has elapsed prior to the date of termination. In addition, the Compensation Committee may determine that any performance-based criteria with respect to cash awards held by such person will be deemed wholly or partially satisfied as of the date of death, disability or retirement.

In addition, the Compensation Committee may, accordance with, and subject to, the terms and provisions of the Plan, determine that upon an employee’s termination of service or upon the occurrence of a change in control, all or a portion of an employee’s options, SARs and other awards in the nature of rights that may be exercised will terminate and expire or become fully or partially exercisable, that all or a part of the restrictions on all or a portion of an employee’s outstanding awards will lapse, and/or that any performance-based criteria with respect to any awards held by an employee will be deemed to be wholly or partially satisfied, in each case, as of such date as the Compensation Committee may, in its sole discretion declare. The Compensation Committee may discriminate among employees or among awards in exercising such discretion.

Adjustments. In the event of a stock split, a dividend payable in shares of common stock, or a combination or consolidation of the common stock into a lesser number of shares, the share authorization limits under the Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price for such award. If the Company is involved in another corporate transaction or event that affects the common stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the plan will be adjusted proportionately, and the Compensation Committee may adjust outstanding awards to preserve the benefits or potential benefits of the awards.

Termination and Amendment. The Board of Directors or the Compensation Committee may, at any time and from time to time, terminate or amend the Plan, but if an amendment to the Plan would materially increase the benefits accruing to employees, materially increase the number of shares of stock issuable, expand the types of awards that may be granted, materially expand the class of eligible employees, materially extend the term of the Plan or otherwise constitute a material change requiring stockholder approval under applicable listing requirements or laws, then such amendment will be subject to stockholder approval. In addition, the Board of Directors or the Compensation Committee may condition any amendment on the approval the stockholders for any other reason. No termination or amendment of the Plan may adversely affect any award previously granted without the written consent of the employee.

The Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the employee and, unless approved by the stockholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing. Outstanding stock options or stock appreciation rights cannot be repriced, directly or indirectly, without the prior consent of the Company’s stockholders. The modification or exchange of an “underwater” option or stock appreciation right (i.e., having an exercise price in excess of the current market value of the underlying stock) for cash or another award would be considered an indirect repricing and would, therefore, require the prior consent of the Company’s stockholders.

Certain U.S. Federal Tax Effects

Non-statutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a non-statutory stock option under the Plan. When the optionee exercises a non-statutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There generally will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of the later of two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights. An employee receiving a stock appreciation right under the Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the employee exercises the stock appreciation right, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the employee and the Company will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock. Unless an employee makes an election to accelerate recognition of the income to the date of grant as described below, an employee will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the employee will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the employee files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the employee at capital gains rates. However, if the stock is later forfeited, the employee will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units. An employee will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of common stock (or the equivalent value in cash or other property) in settlement of a stock unit award, an employee will recognize ordinary income equal to the fair market value of the common stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards. An employee generally will not recognize income, and the Company will not be allowed a tax deduction, at the time performance awards are granted. Upon receipt of shares of cash, stock or other property in settlement of a performance award, the cash amount or the fair market value of the stock or other property will be ordinary income to the employee, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Code Section 409A. It is intended that options, stock appreciation rights, restricted stock awards and stock unit awards granted under the Plan will be exempt from the application of Code Section 409A. If any award is structured in a way that would cause Code Section 409A to apply and if the requirements of 409A are not met, the taxable events as described above could apply earlier than described above and could result in the imposition of additional taxes and penalties.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE PLAN BASED ON FEDERAL TAX LAWS AND REGULATIONS AS IN EFFECT ON JUNE 2, 2016. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE MAY RESIDE.

Benefits to Named Executive Officers and Others

Because grants under the Plan are discretionary, the Company cannot now determine the number of Awards that will be granted to any particular executive officer, to all executive officers as a group or to non-executive officer employees or directors as a group. The number of such Awards will be determined by the Compensation Committee from time to time in accordance with the terms of the Plan. Please refer to the section entitled Performance-Based Incentive Compensation above for Awards made during the most recent fiscal year under the Plan to our named executive officers.

Recommendation and Vote Required

The Board unanimously recommends that the stockholders vote FOR this Proposal.

The affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s Common Stock present or represented at the Annual Meeting and entitled to vote thereon is required to approve the amendment to the Plan.

ITEM 3

ADVISORY VOTE ON THE COMPENSATION OF

THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Company seeks your advisory vote approving the compensation of our Named Executive Officers as disclosed in this Proxy Statement. We believe that our executive compensation programs are structured in the best manner possible to support our business objectives and are designed to provide competitive total compensation that is tied to the achievement of Company performance objectives and to attract, motivate and retain individuals who will build long-term value for our stockholders. See “Executive Compensation” above. Key characteristics of our executive compensation programs include the following:

•	Pay for Performance. Our compensation programs seek to tie pay to performance and a meaningful portion of our executives’ compensation is incentive based and contingent upon Company financial performance.

•	Pay Competitively. We are committed to providing an executive compensation program designed to attract, motivate, reward, and retain executive officers with the skills necessary to successfully lead and manage our business.

•	Pay Responsibly. Our compensation program is designed to align the interests of our executive officers with our stockholders and to discourage excessive risk-taking.

We are asking stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers for 2015 as disclosed in the Summary Compensation Table and related compensation tables, notes, and narrative discussion in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation program for our Named Executive Officers described in this proxy statement. The vote on this proposal is advisory and non-binding; however, the Compensation Committee and the Board will review the results of the vote and consider them when making future determinations regarding our executive compensation programs.

Required Vote for Approval; Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required for approval of this proposal. Information regarding the method by which votes will be counted appears above under the heading “Voting Procedures.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE RIGHTS AGREEMENT, AS AMENDED

ITEM 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Company has appointed BDO USA LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016. Ratification of the appointment of BDO USA LLP as the Company’s independent auditors will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. In the event stockholders do not ratify the appointment of BDO USA LLP as the Company’s independent auditors, such appointment may be reconsidered by the Audit Committee and the Board of Directors. Representatives of BDO USA LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

The Board of Directors of the Company recommends a vote FOR ratification of BDO USA LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016.

Fees billed to the Company by BDO USA, LLP for the year 2015

The following table sets forth (i) the aggregate fees billed by BDO USA, LLP relating to the audit of the 2015 consolidated financial statements and (ii) the fees for other professional services billed by BDO USA, LLP in connection with services rendered during 2015.

Fee Type	2015
Audit fees (a)	$607,200
Audit-related fees (b)	98,400
Tax services (c)	7,000

(a)	Includes fees for professional services rendered in connection with the audit of the annual financial statements and internal control review, reviews of the quarterly financial statements, and fees paid for the audit of the Company’s subsidiary, Supplies Distributors, to satisfy requirements of its senior debt agreements.
(b)	Consists of aggregate fees billed for assurance services provided in connection with reports on certain internal controls under Statement on Standards for Attestation Engagements (SSAE) No. 16 and acquisition related due diligence activities.
(c)	Consists of fees billed related to tax compliance related services.

All of the fees listed in the chart above were pre-approved by the Audit Committee, which concluded that the provisions of such services by BDO USA, LLP was compatible with the maintenance of that firm’s independence in the conduct of its audit.

Policy on Audit Committee Pre Approval of Audit and Permissible Non Audit Services of Independent Registered Public Accountants

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent auditors. These services may include audit services, audit related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case by case basis. During 2015 all audit, non-audit and tax services provided by BDO USA, LLP were pre-approved by the Audit Committee in accordance with this policy.

GENERAL INFORMATION

Voting by Ballot

All matters specified in this Proxy Statement that are to be voted on at the Annual Meeting will be by written ballot. One or more inspectors of election will be appointed, among other things, to determine the number of shares outstanding and the voting power of each, the shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes or ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result.

Admission to Annual Meeting

Attendance at the Annual Meeting is limited to stockholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:30 a.m. and each stockholder may be asked to present valid picture identification such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Stockholder Proposals for the 2017 Annual Meeting

A stockholder desiring to submit an otherwise eligible proposal for inclusion in the Company’s proxy statement for the 2017 annual meeting of stockholders of the Company must deliver the proposal so that it is received by the Company no later than 120 days prior to the anniversary of the date of the 2016 Annual Meeting. The Company requests that all such proposals be addressed to the Company’s Secretary at the Company’s principal executive offices, 505 Millennium Drive, Allen, Texas 75013, and mailed by certified mail, return-receipt requested.

Compliance with Certain Reporting Obligations

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and controlling stockholders to file initial reports of ownership and reports of changes of ownership of the Company’s Common Stock with the Securities and Exchange Commission and the Company. To the Company’s knowledge, all reports required to be so filed in fiscal year 2015 were filed in accordance with the provisions of said Section 16(a).

Financial and Other Information

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 is being sent to stockholders of record as of the Record Date together with this Proxy Statement.

OTHER MATTERS

The Board of Directors knows of no matters other than those described in this Proxy Statement that are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, or any adjournment thereof, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Cindy Almond
Cindy Almond
Secretary

Allen, Texas

June 2, 2016

APPENDIX A

PFSWEB, INC. 2005 EMPLOYEE STOCK AND INCENTIVE PLAN

WHEREAS, PFSweb, Inc., a Delaware corporation (the “Company”) has adopted that certain 1999 Employee Stock Option Plan (the “1999 Plan”); and

WHEREAS, the Company amended and restated the 1999 Plan as the 2005 Employee Stock and Incentive Plan (as so amended and restated, and as hereafter amended and/or restated, the Plan”); and

WHEREAS, subject to the to the requisite approval of the Company’s stockholders at the Company’s 2016 Annual Meeting of Stockholders (the “Requisite Approval”), the Company has authorized and adopted an amendment to the Plan;

NOW, THEREFORE, the Plan is hereby amended and restated, effective upon obtaining the Requisite Approval, so that it shall read as follows:

ARTICLE 1

PURPOSE

1.1. GENERAL. The PFSweb, Inc. 2005 Employee Stock and Incentive Plan is designed to focus management on business performance that creates stockholder value; encourage innovative approaches to the business of the Company; reward for results; and encourage ownership of Company common stock by management.

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS. As used herein the following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) any entity of which the Company owns or controls, directly or indirectly, 10% of more of the outstanding shares of stock entitled to vote for the election of directors, or of comparable equity participation and voting power.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award, Interest Equivalent Award, Other Stock-Based Award, Performance-Based Cash Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Awards or series of Awards under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, with respect to a Participant’s termination of employment or termination of consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of determination (or such an agreement does not define “cause” (or words of like import)), (i) a Participant’s gross negligence or willful misconduct with regard to the Company or an Affiliate or their assets, (ii) a Participant’s misappropriation or fraud with regard to the Company or an Affiliate or their assets (other than good-faith expense account disputes), (iii) a Participant’s willful and continued failure to substantially perform the Participant’s duties (other than any such failure resulting from incapacity due to physical or mental illness), which is not remedied within 10 days of delivery of notice to the Participant thereof, (iv) a Participant’s conviction of, or the pleading of guilty or nolo contendere to, a felony or criminal offense punishable by a term of imprisonment (other than a traffic violation), or (v) the Participant’s willful violation of any written policy of the Company or an Affiliate or breach of any confidentiality or non-competition covenant entered into between the Participant and the Company or an Affiliate; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of determination that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a Change in Control, such definition of “cause” shall not apply until a Change in Control actually takes place and then only with regard to a termination thereafter, and prior to a Change in Control “cause” shall be defined as provided in subsection (a) above. With respect to a Participant’s termination of directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(f) “Change in Control” shall be deemed to have occurred after the Effective Date:

(1) upon any “person” as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by all of the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company), becoming the owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities (including, without limitation, securities owned at the time of any increase in ownership);

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than (x) a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i) or (iii) of this section, or (y) a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board;

(iii) upon the merger or consolidation of the Company with, or the sale of all or substantially all of the assets of the Company to, any other corporation or other entity, in each case, unless, following such merger, consolidation or sale (A) the voting securities of the Company outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or purchasing entity (the “Surviving Entity”)) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or the Surviving Entity outstanding immediately after such merger, consolidation or sale; and (B) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such merger, consolidation or sale; or

(iv) upon the approval by the Company’s stockholders of a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, for any Awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A(d) of the Code, Change in Control shall have the same meaning as set forth in any regulations, revenue procedure or revenue rulings issued by the Secretary of the United States Treasury applicable to such plans.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and includes a reference to the underlying final regulations.

(h) “Committee” means the committee of the Board described in Article 4.

(i) “Company” means PFSweb, Inc., a Delaware corporation, or any successor corporation.

(j) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall continue to the extent provided in a written severance or employment agreement during any period for which severance compensation payments are made to an employee, officer, consultant or director and shall not be considered interrupted in the case of any short-term disability or leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Notwithstanding the foregoing, for any Awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A (d) of the Code, Continuous Status as a Participant shall mean the absence of any “separation from service” or similar concept as set forth in any regulations, revenue procedure or revenue rulings issued by the Secretary of the United States Treasury applicable to such plans.

(k) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(l) “Deferred Stock Unit” means a right granted to a Participant under Article 11.

(m) “Disability” or “Disabled” has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, an Affiliate, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates. Notwithstanding the foregoing, for any Awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A(d) of the Code, Disability shall have the same meaning as set forth in any regulations, revenue procedure or revenue rulings issued by the Secretary of the United States Treasury applicable to such plans.

(n) “Dividend Equivalent” or “Interest Equivalent” means a right granted to a Participant under Article 12.

(o) “Effective Date” has the meaning assigned such term in Section 3.1.

(p) “Eligible Participant” means an employee, officer, consultant or director of the Company or any Affiliate.

(q) “Exchange” means the Nasdaq National Market, Small Cap Market or any other national securities exchange on which the Stock may from time to time be listed or traded.

(r) “Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq Capital Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq Capital Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

(s) “Full-Value Award” means an Award other than in the form of an Option or Stock Appreciation Right, and which is settled by the issuance of Shares.

(t) “Good Reason” means, with respect to a Participant’s termination of employment or termination of consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of determination (or such an agreement does not define “good reason” (or words of like import)), without the Participant’s consent: (i) a reduction in the Participant’s base salary as then in effect, or (ii) a material reduction, measured in terms of aggregate value rather than on an individual benefit basis, of employee benefits to which the Participant is entitled (other than an overall reduction in benefits that affects substantially all full-time employees of the Company and its Affiliates); provided that any event described in clause (i) or (ii) above shall constitute Good Reason only if the Company fails to cure such event within 20 days after receipt from the Participant of written notice of the event which constitutes Good Reason; and provided, further, that Good Reason shall cease to exist for an event on the 60th day following the later of its occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company written notice thereof prior to such date; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of determination that defines “good reason” (or words of like import), “good reason” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “good reason” only applies on occurrence of a Change in Control, such definition of “good reason” shall not apply until a Change in Control actually takes place and then only with regard to a termination thereafter, and prior to a change in control “good reason” shall be defined as provided in subsection (a) above.

(u) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process.

(v) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(w) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(x) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(y) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(z) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(aa) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(bb) “Participant” means a person who, as an employee, officer, director or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 15.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law.

(cc) “Performance Award” means Performance Shares, Performance Units or Performance-Based Cash Awards granted pursuant to Article 9.

(dd) “Performance-Based Cash Award” means a right granted to a Participant under Article 9 to a cash award to be paid upon achievement of such performance goals as the Committee establishes with regard to such Award.

(ee) “Performance Share” means any right granted to a Participant under Article 9 to a share to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

(ff) “Performance Unit” means a right granted to a Participant under Article 9 to a unit valued by reference to a designated amount of cash or property other than Shares, to be paid to the Participant upon achievement of such performance goals as the Committee establishes with regard to such Performance Unit.

(gg) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(hh) “Plan” means this PFSweb, Inc. 2005 Employee Stock and Incentive Plan, as amended or supplemented from time to time.

(ii) “Qualified Performance-Based Award” means an Award granted to an officer of the Company that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 14.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(jj) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 14.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(kk) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(ll) “Restricted Stock Unit Award” means the right granted to a Participant under Article 10 to receive Shares (or the equivalent value in cash or other property) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(mm) “Retirement” means a Participant’s voluntary termination of employment or consultancy at or after age sixty-five (65) or such earlier retirement date as may be approved by the Committee with regard to such Participant. With respect to a Participant’s termination of service as a director, Retirement means the failure to stand for reelection or other retirement as a director after a Participant has attained age sixty-five (65) or such earlier retirement date as may be approved by the Committee with regard to such Participant.

(nn) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(oo) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 16.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 16.1.

(pp) “Stock” means the common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 16.

(qq) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(rr) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(ss) “1933 Act” means the Securities Act of 1933, and the rules promulgated thereunder, each as amended from time to time.

(tt) “1934 Act” means the Securities Exchange Act of 1934, and the rules promulgated thereunder, each as amended from time to time.

ARTICLE 3

EFFECTIVE DATE

3.1 EFFECTIVE DATE. The Plan shall be effective as of June 10, 2005 (the “Effective Date”). No further grants may be made under this Plan after December 31, 2019.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. Unless otherwise designated by the Board, the Compensation Committee of the Board shall serve as the Committee administering the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control. Notwithstanding any provision of this Plan to the contrary, for such period of time as the Stock is or becomes registered under Section 12 of the 1934 Act, each member of the Committee shall be (i) an “independent director” within the meaning of NASDAQ Rule 5605, (ii) an “outside director” within the meaning of the Section 162(m) Exemption and (iii) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the 1934 Act.

4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3. AUTHORITY OF COMMITTEE. Except as provided below, the Committee has the exclusive power, authority and discretion to: (a) grant Awards; (b) designate Participants; (c) determine the type or types of Awards to be granted to each Participant; (d) determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate; (e) determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; (f) determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered; (g) prescribe the form of each Award Certificate, which need not be identical for each Participant; (h) decide all other matters that must be determined in connection with an Award; (i) establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan; (j) make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; (k) amend the Plan or any Award Certificate as provided herein; and (l) adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

Notwithstanding the above, the Board or the Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, the authority, within specified parameters, to (i) designate Eligible Participants to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be granted to any such Participants; provided that such delegation of duties and responsibilities to such special committee may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board or the Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.4. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

4.5 RULE 16B-3 UNDER 1934 ACT. Notwithstanding any provision of this Plan to the contrary, if, or at such time as, the Stock is or becomes registered under the 1934 Act, the Plan shall be administered in a manner consistent with Rule 16b-3 promulgated thereunder and the exemptions set forth therein in respect of all grants of Awards hereunder to persons required to file reports under Section 16(a) of the 1934 Act.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and 16.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 1,729,509, plus the number of unissued Shares under Awards issued and outstanding as of May 20, 2016 which are thereafter canceled, terminated, expired, forfeited or lapse for any reason, in accordance with the provisions of Section 5.2 below. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be the number determined in the preceding sentence.

5.2. SHARE COUNTING.

(a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Shares from such Award will again be available for issuance pursuant to Awards granted under the Plan.

(b) For purposes of computing how many Shares remain available for Awards under the Plan, each Share that is granted in a Full-Value Award will be counted against the Share limit set forth in Section 5.1 as 1.22 Shares. To the extent that a Full Value Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Shares from such Award will again be available for issuance pursuant to Awards granted under the Plan at the rate of 1.22 Shares.

(c) The following Shares may not again be made available for issuance as Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation right or Option, (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Award, or (iii) Shares repurchased on the open market with the proceeds of the Option exercise price.

(d) Substitute Awards granted pursuant to Section 15.13 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock or treasury Stock.

5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 16.1), the maximum number of Shares with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 250,000. The maximum aggregate grant with respect to Awards of Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares or other Stock-Based Awards (other than Options or SARs) granted in any one calendar year to any one Participant shall be 250,000. The aggregate dollar value of any Performance-Based Cash Award or other cash-based award that may be paid to any one Participant during any one calendar year under the Plan shall be $2,500,000.

ARTICLE 6

ELIGIBILITY

6.1. GENERAL. Awards may be granted only to Eligible Participants; except as limited for Incentive Stock Options under Section 7.2 (g).

ARTICLE 7

STOCK OPTIONS

7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per Share under an Option shall be determined by the Committee; provided, however, that the exercise price of an Option (other than an Option issued as a substitute Award pursuant to Section 15.13) shall not be less than the Fair Market Value as of the Grant Date.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants, subject, however, to compliance with applicable law.

(d) Exercise Term. In no event may any Option be exercisable for more than ten years from the Grant Date.

7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) Exercise Price. The exercise price of an Incentive Stock Option shall not be less than the Fair Market Value as of the Grant Date.

(b) Lapse of Option. Subject to any earlier termination provision contained in the Award Certificate, an Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4) or (5) below, provide in writing that the Option will extend until a later date, but if an Option is so extended and is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Nonstatutory Stock Option:

(1)	The expiration date set forth in the Award Certificate.

(2)	The tenth anniversary of the Grant Date.

(3)	Three months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability or death.

(4)	One year after the Participant’s Continuous Status as a Participant by reason of the Participant’s Disability.

(5)	One year after the Participant’s death if the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 15, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant’s termination of employment. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 15.5.

(c) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(d) Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.

(e) Expiration of Authority to Grant Incentive Stock Options. No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date of the Plan, or the termination of the Plan, if earlier.

(f) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(g) Eligible Grantees. The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or a Parent or Subsidiary.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) Right To Payment. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive upon exercise, a payment in cash or Shares equal to the excess, if any, of:

(1)	The Fair Market Value of one Share on the date of exercise; over

(2)	The base value of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date (unless the SAR is granted in tandem with an Option after the Grant Date of the Option, in which case, subject to any applicable requirements of or conditions under Section 409A of the Code, the base price of the SAR may equal the exercise price of the related Option even if less than the Fair Market Value of one Share on the Grant Date of the SAR).

(b) Other Terms. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee.

ARTICLE 9

PERFORMANCE AWARDS

9.1. GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant Performance Shares, Performance Units or Performance-Based Cash Awards to Participants on such terms and conditions as may be selected by the Committee.

9.2. PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award.

9.3. RIGHT TO PAYMENT. The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent cash value, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value, which may be settled in cash or other property, including Shares, variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance-Based Cash Award to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the value of the Performance Awards that will be paid to the Participant.

9.4. OTHER TERMS. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Performance Awards shall be determined by the Committee. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares or Restricted Stock, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination by the Committee of the amount of the payment under the Award, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

ARTICLE 10

RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

10.1. GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee, subject to Section 5.4.

10.2. ISSUANCE AND RESTRICTIONS. Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock or dividend equivalents on the Restricted Stock Units) covering a period of time specified by the Committee (the “Restriction Period”). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units.

10.3. FORFEITURE. Except as provided in an Award Certificate or otherwise determined by the Committee at the time of the grant of the Award or thereafter, immediately after termination of Continuous Status as a Participant during the applicable Restriction Period or upon failure to satisfy a performance goal during the applicable Restriction Period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

10.4. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11

DEFERRED STOCK UNITS

11.1. GRANT OF DEFERRED STOCK UNITS. The Committee is authorized to grant Deferred Stock Units to Participants subject to such terms and conditions as may be selected by the Committee. Deferred Stock Units shall entitle the Participant to receive Shares of Stock (or the equivalent value in cash or other property if so determined by the Committee) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

ARTICLE 12

DIVIDEND AND INTEREST EQUIVALENTS

12.1. GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal in value to the cash dividends that would have been paid with respect to all or a portion of the number of Shares subject to any Award, if such Shares had been outstanding, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares or units equivalent to Shares, or otherwise reinvested. Notwithstanding the foregoing, Dividend Equivalents may accrue upon Performance Awards but may not be paid until all conditions to the vesting or issuance of the Performance Award have been satisfied.

12.2 GRANT OF INTEREST EQUIVALENTS. The Committee is authorized to grant Interest Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Interest Equivalents shall entitle the Participant to receive payments equal to a stated rate of return on the value of an outstanding Award, as determined by the Committee. The Committee may provide that Interest Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares or units equivalent to Shares, or otherwise reinvested. Notwithstanding the foregoing, Interest Equivalents may accrue upon Performance Awards but may not be paid until all conditions to the vesting or issuance of the Performance Award have been satisfied.

12.3 NO PAYMENT. No Dividend Equivalents or Interest Equivalents may be paid until such time as the applicable performance goal(s) in respect of the Award thereof is achieved.

ARTICLE 13

STOCK OR OTHER STOCK-BASED AWARDS

13.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares or other property, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Affiliates (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Other Stock-Based Awards.

ARTICLE 14

QUALIFIED PERFORMANCE-BASED AWARDS

14.1. OPTIONS AND STOCK APPRECIATION RIGHTS. The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

14.2. OTHER AWARDS. When granting an Award other than an Option or a Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department, function or combination thereof within the Company or an Affiliate: revenue; sales; profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures); earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures); net income (before or after taxes, operating income or other income measures); cash (cash flow, cash generation or other cash measures); stock price or performance; total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price); return measures (including, but not limited to, return on assets, capital, equity, or sales, and cash flow return on assets, capital, equity, or sales); market share; improvements in capital structure; expenses (expense management, expense ratio, expense efficiency ratios or other expense measures); business expansion or consolidation (acquisitions and divestitures); internal rate of return or increase in net present value; working capital targets relating to inventory and/or accounts receivable; or planning accuracy (as measured by comparing planned results to actual results).

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to an established or specially-created performance index of Company competitors or peers. Any member of a specially-created performance index that undergoes a corporate event or transaction of a kind described in Article 16 or that files a petition for bankruptcy during a measurement period shall be disregarded from and after such event. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

14.3. PERFORMANCE GOALS. Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the death or Disability of the Participant, or upon a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period. In addition, the Committee may reserve the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

14.4. INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA. The Committee may provide in any Qualified Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: asset write-downs or impairment charges; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; accruals for reorganization and restructuring programs; extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; acquisitions or divestitures; and foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.5. CERTIFICATION OF PERFORMANCE GOALS. Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 14.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 14.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

ARTICLE 15

PROVISIONS APPLICABLE TO AWARDS

15.1. STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, any other Award granted under the Plan. Subject to Section 17.2, Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

15.2. TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or a Stock Appreciation Right exceed a period of ten years from its Grant Date (or, if Section 7.2(d) applies, five years from its Grant Date).

15.3. FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee and in compliance with the applicable requirements of Section 409A of the Code.

15.4. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards. Any purported transfer in violation of this Section 15.4 shall be null and void. Without limitation of the foregoing, no right or interest of a Participant in any unexercised or restricted Award may be transferred or assigned for consideration.

15.5. BENEFICIARIES. Notwithstanding Section 15.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Company.

15.6. STOCK CERTIFICATES. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

15.7. ACCELERATION UPON DEATH, DISABILITY OR RETIREMENT. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon a Participant’s death, Disability or Retirement during his or her Continuous Status as a Participant, (i) all of such Participant’s outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all of such Participant’s outstanding performance-based equity Awards shall be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be a pro rata payout to the Participant or his or her estate within thirty (30) days following the date of termination based upon the length of time within the performance period that has elapsed prior to the date of termination. In addition, upon a Participant’s death, Disability or Retirement of a Participant, the Committee may determine that any performance-based criteria with respect to any Performance-Based Cash Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(c), the excess Options shall be deemed to be Nonstatutory Stock Options.

15.8. ACCELERATION UPON A CHANGE IN CONTROL. Except as otherwise provided in the Award Certificate or in an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant, in the event of a Change in Control or if a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason within six months after the effective date of a Change in Control, then, in the discretion of the Committee (which may be exercised prior to or following any

Change in Control), the Committee may determine (which determination may be selective and non-uniform among Participants) that: (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised may be terminated or may be accelerated to become fully exercisable, (ii) all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse, and/or (iii) the target payout opportunities attainable under all outstanding of that Participant’s performance-based Awards shall be deemed to have been fully earned based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be pro rata payout to such Participant within thirty (30) days following the date of Change in Control or termination of employment based upon the length of time within the performance period that has elapsed prior to the date of Change in Control or termination of employment.

15.9. DISCRETIONARY ACCELERATION. Regardless of whether an event has occurred as described in Section 15.7 or 15.8 above, and subject to Article 14 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant, or the occurrence of a Change in Control, all or a portion of such Participant’s Options, SARs and other Awards in the nature of rights that may be exercised shall terminate or become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may be selective and non-uniform among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 15.9.

15.10. TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to cease to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.

15.11. DEFERRAL. Subject to applicable law, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares or other property that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or goals with respect to Performance Awards, and Other Stock-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

15.12. FORFEITURE EVENTS. The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events. Such events may include, but are not limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of non-competition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

15.13. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

15.14. NO REPRICING. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval as set forth in Section 17.1 hereof.

ARTICLE 16

CHANGES IN CAPITAL STRUCTURE

16.1. GENERAL. In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee may adjust the Plan and Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. In addition, the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor. To the extent that any adjustments made pursuant to this Article 16 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 17

AMENDMENT, MODIFICATION AND TERMINATION

17.1. AMENDMENT, MODIFICATION AND TERMINATION.

(a) The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of Shares available under the Plan, (iii) expand the types of awards under the Plan, (iv) materially expand the class of participants eligible to participate in the Plan, (v) materially extend the term of the Plan, or (vi) otherwise constitute a material change requiring stockholder approval under applicable laws or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

(b) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise price or base value of such Award).

17.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) The original term of an Option may not be extended without the prior approval of the stockholders of the Company; and

(c) Except as otherwise provided in Article 16, the exercise price of an Option may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company.

ARTICLE 18

GENERAL PROVISIONS

18.1. NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

18.2. NO STOCKHOLDER RIGHTS. No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such Participant in connection with the Award.

18.3. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan or an Award. If Shares are permitted to be surrendered to the Company to satisfy tax obligations in excess of the minimum tax withholding obligation, such Shares must have been held by the Participant as fully vested shares for such period of time, if any, as the Committee may determine. The Company shall have the authority to require a Participant to remit cash to the Company in lieu of the surrender of Shares for tax withholding obligations if the Committee so determines. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes.

18.4. NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

18.5. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.

18.6. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless specifically provided otherwise in such other plan.

18.7. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

18.8. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

18.9. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

18.10. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

18.11. GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

18.12. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

18.13. ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

18.14. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

18.15. INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

18.16. FOREIGN PARTICIPANTS. In order to facilitate the granting of Awards to Eligible Participants who are foreign nationals or who are employed outside of the United States of America, the Committee may provide for such special terms and conditions, including without limitation substitutes for Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve any supplements to, or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for the purposes of this Section 18.16 without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the spirit of this Plan, as then in effect. Participants subject to the laws of a foreign jurisdiction may request copies of, or the right to view, any materials that are required to be provided by the Company pursuant to the laws of such jurisdiction.

18.17. NOTICE. Except as otherwise provided in this Plan, all notices or other communications required or permitted to be given under this Plan to the Company shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, postage pre-paid, as follows: (i) if to the Company, at its principal business address to the attention of the Secretary; and (ii) if to any Participant, at the last address of the Participant known to the sender at the time the notice or other communication is sent.

18.18. INUREMENT OF RIGHTS AND OBLIGATIONS. The rights and obligations under this Plan and any related documents shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, and the Participants and their beneficiaries.

18.19. COSTS AND EXPENSES. Except as otherwise provided herein, the costs and expenses of administering this Plan shall be borne by the Company, and shall not be charged to any Award nor to any Participant receiving an Award. Costs and expenses associated with the redemption or exercise of any Award under this Plan, including, but not limited to, commissions charged by any agent of the Company, may be charged to the Participant.

18.20 SECTION 409A COMPLIANCE. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. Without in any way limiting the generality of the foregoing, payment with respect to any Award that constitutes “deferred compensation” within the meaning of Section 409A of the Code shall be made in accordance with the applicable requirements thereof. No payment under the Plan with respect to any Award that constitutes “deferred compensation” within the meaning of Section 409A of the Code shall be accelerated or deferred except in compliance with the applicable requirements thereof. To the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s “separation from service” within the meaning of Section 409A of the Code shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty. The provisions of this Section 18.20 shall apply notwithstanding any other provision of the Plan to the contrary.

PFSweb, Inc.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 28, 2016.

Vote by Internet
• Go to www.investorvote.com/PFSW • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR proposals 2, 3 and 4.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Benjamin Rosenzweig	☐	☐	☐	02 - Monica Luechtefeld	☐	☐	☐	03 - Michael C. Willoughby	☐	☐	☐
	04 - Shinichi Nagakura	☐	☐	☐	05 - James F. Reilly	☐	☐	☐	06 - David I. Beatson	☐	☐	☐
	07 - Peter J. Stein	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To approve amendments to the Company’s 2005 Employee Stock and Incentive Plan	☐	☐	☐	3.	Advisory vote to approve named executive officer compensation	☐	☐	☐

4.	Ratification of Auditors	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly be presented at the meeting OR any adjournments or postponements thereof.

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2015 Annual Report to Stockholders are available at:

http://www.pfsweb.com/investor-relations/proxy-materials.php

▼   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

Proxy — PFSweb, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas J. Madden and Cindy Almond as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of PFSweb, Inc. standing in the name of the undersigned with all powers that the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held June 29, 2016 or any adjournment thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made this proxy will be voted FOR proposals 1, 2, 3 and 4.

(Continued and to be marked, dated and signed, on the other side)